Exhibit 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation, (b) the Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the G.L. International Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan and (c) the Registration Statement (Form S-8 No. 333-107848) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan (as amended and restated) and the Columbus McKinnon Corporation Restricted Stock Plan (as amended) of our report dated September 9, 2005, with respect to the financial statements and schedule of the Columbus McKinnon Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2005.


                                             /s/ Ernst & Young LLP


Buffalo, New York
September 22, 2005